Exhibit 99.1

MERGER AND SHARE EXCHANGE AGREEMENT

22nd May, 2015

by and among

Compliance & Risk Management Solutions Inc., a Delaware corporation,

As “the Surviving Entity”

NUKKLEUS INC., a Nevada corporation,

as “Merging the Company”

Article V REPRESENTATIONS AND WARRANTIES OF SURVIVING ENTITY		18
5.1	Corporate Existence and Power	19
5.2	Corporate Authorization	19
5.3	Governmental Authorization	19
5.4	Non-Contravention	19
5.5	Authorized Capital	19
5.6	Acquisition Subsidiary	20
5.7	Validity of Shares	20
5.8	SEC Reporting and Compliance	20
5.9	Financial Statements	21
5.1	Governmental Consents	22
5.11	Compliance with Laws and Other Instruments	22
5.12	No General Solicitation	22
5.13	Binding Obligations	22
5.14	Absence of Undisclosed Liabilities	22
5.15	Absence of Changes	23
5.16	Tax Returns and Audits	23
5.17	Employee Benefit Plans; ERISA	23
5.18	Litigation	24
5.19	Licenses	24
5.2	Interested Party Transactions	24
5.21	Obligations to or by Stockholders	24
5.22	Assets and Contracts	24
5.23	Employees	25
5.24	Duty to Make Inquiry	25
5.25	Market Makers	25
5.26	Internal Accounting Controls	25
5.27	Certain Registration Matters	25
5.28	Disclosure	25
Article VI COVENANTS OF ALL PARTIES HERETO		26
6.1	Best Efforts; Further Assurances	26
6.2	Confidentiality	26
Article VII Conduct of business pending merger		26
7.1	Conduct of Business by the Company Pending the Merger	26

7.2	Conduct of Business by Surviving Entity Nukkleus Inc.Pending the Merger	27
Article VIII CONDITIONS TO CLOSING		28
8.1	Condition to the Obligations of the Parties	28
8.2	Conditions to Obligations of Surviving Entity	29
8.3	Conditions to Obligations of the Company	30
Article IX INDEMNIFICATION		31
9.1	Indemnification of Company	31
9.1	Indemnification of Company	31
9.2	Procedure	31
9.3	Periodic Payments	33
9.4	Insurance	33
Article X DISPUTE RESOLUTION		33
10.1	Arbitration	33
10.2	Waiver of Jury Trial; Exemplary Damages	35
Article XI TERMINATION		35
11.1	Termination Without Default; Expenses	35
11.2	Termination Upon Default	35
11.3	Survival	36
Article XII MISCELLANEOUS		36
12.1	Notices	36
12.2	Amendments; No Waivers; Remedies	37
12.3	Arm’s Length Bargaining; No Presumption Against Drafter	37
12.4	Publicity	37
12.5	Expenses	38
12.6	No Assignment or Delegation	38
12.7	Governing Law	38
12.8	Counterparts; facsimile signatures	38
12.9	Entire Agreement	38
12.1	Severability	38
12.11	Construction of Certain Terms and References; Captions	38
12.12	Further Assurances	39
12.13	Third Party Beneficiaries	39

MERGER AND SHARE EXCHANGE AGREEMENT

This MERGER AND SHARE EXCHANGE AGREEMENT (the “Agreement”), dated as of March 25, 2015 (the “Signing Date”), by and among Compliance & Risk Management Solutions Inc., a Delaware corporation  (the “Surviving Entity”), CSA Acquisition Subsidiary, LLC, a Nevada corporation and a wholly owned subsidiary of Surviving Entity (the “Acquisition Subsidiary”), and NUKKLEUS INC., a Nevada corporation (the “Company”).

W I T N E S E T H :

A.           The Company provides security solutions for state licensed cannabis companies in the United States (the “Business”).

B.           The Members collectively own 100% of the issued and outstanding Shares (as defined below) of the Company;

C.           Surviving Entity owns all of the issued and outstanding shares of equity securities of the Acquisition Subsidiary, which was formed for the sole purposes of the merger of Nukkleus Inc.with and into the Company, in which the Company will be the surviving corporation (the “Merger”), and the acquisition by the Surviving Entity of the Shares of the Company in accordance with and subject to the terms and conditions of this Agreement (the “Transaction”); and

The parties accordingly agree as follows:

ARTICLE I

DEFINITIONS

The following terms, as used herein, have the following meanings:

1.1  “Action” means any legal action, suit, claim, investigation, hearing or proceeding, including any audit, claim or assessment for Taxes or otherwise.

1.2 “Acquisition Subsidiary” means CSA Acquisition Subsidiary, LLC, a Nevada corporation and a wholly owned subsidiary of Surviving Entity, as referenced in the Preamble.

1.3 “Nukkleus Inc. Shares” is defined in Section 5.5(b).

1.4 “Additional Agreements” mean the Lock-Up Agreement in the form attached hereto as Exhibit A and all amendments thereto.

1.5 “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

1.6 “Agreement” is defined in the Preamble.

1.7 “Amended and Restated Articles of Incorporation” means the Amended and Restated Articles of Incorporation in the form attached hereto as Exhibit B.

1.8 “Articles of Merger” means the Articles of Merger in the form attached hereto as Exhibit C.

1.9 “2013 Audited Annual Financial Statements” is defined in Section 3.7(b).

1.10 “Authority” means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, Federal, state, or local.

1.11 “Books and Records” means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or used by a Person or in which a Person’s assets, the business or its transactions are otherwise reflected, other than stock books and minute books.

1.12 “Business” is defined in the Recitals.

1.13 “Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York are authorized to close for business.

1.14 “Certificate of Designation” means the Certificate of Designation to be filed prior to the Closing by the Company with the Secretary of State of Delaware in the form attached to the Amended and Restated Articles of Incorporation.

1.15 “Closing” is defined in Section 2.4.

1.16 “Closing Date” is defined in Section 2.4.

1.17 “COBRA” means collectively, the requirements of Sections 601 through 606 of ERISA and Section 4980B of the Code.

1.18 “Code” means the Internal Revenue Code of 1986, as amended.

1.19 “Commission” means the Securities and Exchange Commission

1.20 “Company” means NUKKLEUS INC., a Nevada corporation, as referenced in the Preamble.

1.21 “Company Indemnifying Party” is defined in Section 9.2.

1.22 “Contracts” means all contracts, agreements, leases (including equipment leases, car leases and capital leases), licenses, commitments, client contracts, statements of work (SOWs), sales and purchase orders and similar instruments, oral or written, to which any of the Companies is a party or by which any of its respective assets are bound, and all rights and benefits thereunder, including all rights and benefits thereunder with respect to all cash and other property of third parties under any of the Companies’ dominion or control.

1.23 “Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.”  Controlled”, “Controlling” and “under common Control with” have correlative meanings.  Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner ) of the Controlled Person; or (c) a spouse, Surviving Entity, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

1.24 “Effective Time”  Shall be the time the Statement of Merger is accepted by the Secretary of State for the State of Nevada or such time that the Nukkleus Inc.and Company designate in such Statement of Merger.

1.25 “Environmental Laws” shall mean all Laws that prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act and the Clean Water Act.

1.26 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

1.27 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.28 “Existing Employee Agreement” is defined in Section 3.17(a).

1.29 “Financial Statements” is defined in Section 3.7(b).

1.30 “Hazardous Material” shall mean any material, emission, chemical, substance or waste that has been designated by any United States government Authority to be radioactive, toxic, hazardous, a pollutant or a contaminant.

1.31 “Hazardous Materials Activity” shall mean the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, labeling, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with ozone depleting substances, including, without limitation, any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any recycling, product take-back or product content requirements.

1.32 “Indebtedness” means with respect to any Person, (a) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind (including amounts by reason of overdrafts and amounts owed by reason of letter of credit reimbursement agreements) including with respect thereto, all interests, fees and costs, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all obligations of such Person under leases required to be accounted for as capital leases under U.S. GAAP, (g) all guarantees by such Person and (h) any agreement to incur any of the same.

1.33 “Indemnification Notice” is defined in Section 9.2(a).

1.34 “Indemnified Party” is defined in Section 9.1.

1.35  “Intellectual Property Right” means the intellectual property, confidential information, and proprietary information, owned, licensed, used or held for use by a Person, including, but not limited to (a) any and all trademarks, logos, logotypes, and/or service marks, including, but not limited to, any and all common law and statutory rights therein and therefor, and further including any and all registrations thereof and applications for registration therefor, and all goodwill of the business associated therewith; (b) any and all corporate names, Internet domain names, and/or trade names, including, but not limited to, any and all common law and statutory rights therein and therefor, and further including any and all registrations thereof and applications for registration therefor; (c) any and all know-how, trade secrets, confidential business information, and other proprietary information, including without limitation, lists of customers and suppliers and potential customers and suppliers, pricing and cost information, business and marketing plans and proposals, processes, techniques, designs, research and development information, technical information, specifications, discoveries, notes, reports, drawings, works, devices, makes, models, works-in-progress, and creations, and any and all work product therefor, including, but not limited to, any and all common law and statutory rights therein and therefor; (d) any and all patents and patent applications (including all reissuances, continuations, continuations-in-part, revisions, extensions and re-examinations thereof) and patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (e) any and all copyrights, including, but not limited to, any and all common law and statutory rights therein and therefor, and further including any and all copyright registrations thereof and applications for registration of copyright therefor; (f) any and all computer programs, including operating systems, applications, routines, interface and algorithms, whether in source code or object code; (g) databases and all information contained therein; and (h) all proprietary rights relating to any of the foregoing, including, but not limited to, all causes of action, damages and remedies related thereto.

1.36 “Labor Agreements” is defined in Section 3.17(a).

1.37 “Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, or regulation.

1.38 “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

1.39 “Lock-Up Agreement” means a Lock-Up Agreement as is standardly used.

1.40 “Loss(es)” is defined in Section 9.1.

1.41 “Manager” has the same meaning as such term has in the Company’s Operating Agreement.

1.42  “Material Adverse Effect” or “Material Adverse Change” means a material adverse change or a material adverse effect, individually or in the aggregate, on the condition (financial or otherwise), prospects, net worth, management, earnings, cash flows, business, operations or properties of the Company and the Businesses, taken as a whole, whether or not arising from transactions in the ordinary course of business.

1.43 “Material Contracts” means the contracts, agreements and understanding listed on Schedule 3.12(a).

1.44 “Member(s)” means the members who collectively own 100% of the issued and outstanding Shares of the Company, all of whom are listed on Schedule I hereto.

1.45  “Operating Agreement” means First Amended and Restated Operating Agreement of the Company, including any and all amendments thereto.

1.46 “Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.

1.47 “Outside Closing Date” is defined in Section 11.1.

1.48  “Surviving Entity” means Compliance & Risk Management Solutions Inc., a Delaware corporation, as referenced in the Preamble.

1.49 “Surviving Entity Balance Sheet” is defined in Section 5.14.

1.50 “Surviving Entity Balance Sheet Date” is defined in Section 5.14.

1.51 “Surviving Entity Common Stock” is defined in Section 5.5(a).

1.52 “Surviving Entity Employee Benefit Plans” is defined in Section 5.17.

1.53 “Surviving Entity Financial Statements” is defined in Section 5.9.

1.54 “Surviving Entity Indemnifying Party” is defined in Section 9.1.

1.55 “Surviving Entity Preferred Stock” is defined in Section 8.1(c).

1.56 “Surviving Entity Registration” is defined in Section 5.8(a).

1.57 “Surviving Entity Stock” refers collectively to the Surviving Entity Preferred Stock and Surviving Entity Common Stock as defined in Section 5.4(a).

1.58 “Surviving Entity SEC Documents” is defined in Section 5.8(b).

1.59 “Payment Securities” is defined in Section 2.2.

1.60 “Permits” is defined in Section 3.13.

1.61 “Permitted Liens” means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to Surviving Entity; and (ii) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts (A) that are not delinquent, (B) that are not material to the business, operations and financial condition of the Company so encumbered, either individually or in the aggregate, (C) not resulting from a breach, default or violation by any of the Company of any Contract or Law, and (D) the Liens set forth on Schedule 1.62.

1.62 “Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), corporation, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

1.63 “Registered Intellectual Property” is defined in Section 3.15.

1.64 “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

1.65 “Securities Act” means the Securities Act of 1933, as amended.

1.66 “Series A Preferred Stock” means any such Preferred Series of the company’s stock.

1.67 “Signing Date” is defined in the Preamble.

1.68 “Subsidiary” means each entity of which at least fifty percent (50%) of the capital stock or other equity or voting securities are Controlled or owned, directly or indirectly, by the Company.

1.69 “Tangible Personal Property” means all tangible personal property and interests therein, including machinery, computers and accessories, furniture, office equipment, communications equipment, automobiles owned or leased by the Company or any of its Subsidiaries and other tangible property, including the items listed on Schedule 3.10.

1.70 “Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), including any liability therefor as a transferee (including under Section 6901 of the Code or similar provision of applicable Law) or successor, as a result of Treasury Regulation Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

1.71 “Taxing Authority” means the Internal Revenue Service and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

1.72 “Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

1.73 “Third-Party Claim” is defined in Section 9.2(a).

1.74 “Transaction” is defined in the preamble.

1.75  “Shares” is defined in Section 3.5.

1.76 “U.S. GAAP” means U.S. generally accepted accounting principles, consistently applied.

ARTICLE II

PURCHASE AND SALE

2.1 Merger.  Subject to the terms and conditions of this Agreement and the Articles of Merger, Nukkleus Inc. shall be merged with and into the Company.  At the Effective Time, the separate legal existence of Nukkleus Inc. shall cease, and the Company shall be the surviving company in the Merger (sometimes hereinafter referred to as the “Surviving Company”) and shall continue its corporate existence under the laws of the State of Delaware under the name “Nukkleus Inc.”

2.2 Unit Exchange.  On the Closing Date, the Members shall transfer to the Surviving Entity an aggregate of 100 Shares, representing all of the Shares of the Company outstanding as of the time of the exchange, and the Surviving Entity shall issue an aggregate of 254,000 current fully paid and nonassessable shares of Surviving Entity Common Stock in exchange for the Shares to the current Members in pro rata to their current share-holding (collectively referred to herein as the “Payment Securities”). Section 351 Transaction.  For U.S. federal income tax purposes, the Transaction is intended to constitute an exchange of property for stock under Section 351 of the Code. The parties to this Agreement hereby (i) agree to file and retain such information as shall be required under Section 1.351-3 of the United States Treasury Regulations, and (ii) agree to file all Tax and other informational returns on a basis consistent with such characterization. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of the Transaction under Section 351 of the Code or as to the effect, if any, that any transaction consummated on, after or prior to the Closing Date has or may have on any such transaction. Each of the parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement, and (ii) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Transaction is determined not to qualify under Section 351 of the Code.

2.3 Closing.  Subject to the satisfaction or waiver of the conditions set forth in Article VIII, the closing (the “Closing”) of the Transaction shall take place at the offices of David E. Price, Esq., #3 Bethesda Metro Center, Suite 700, Bethesda, Md 20814  on the third Business Day after all the closing conditions set forth in Article VII to this Agreement have been satisfied or waived at 10:00 a.m. local time, or at such other date, time or place as Surviving Entity and the Company may agree (the date and time at which the Closing is actually held being the “Closing Date”).  At the Closing:

(a) Surviving Entity shall deliver the Payment Securities in accordance with Section 2.2.

(b) The Members shall deliver to Surviving Entity instructions to the Company’s registrar and transfer agent that, at the Closing, their Shares be transferred to Surviving Entity, with all necessary transfer Tax and other revenue stamps, acquired at each Member’s expense, affixed.

2.4 Board of Directors.  Immediately after the Closing, the Surviving Entity’s board of directors shall immediately undertake all corporate actions necessary to effectuate this transaction under the new company name.

2.5 Appointment of Officers.  Simultaneously upon the Signing Date, the parties shall have appointed John Nettlefold to serve as Chief Executive Officer of the Surviving Entity.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF

THE COMPANY

The Company hereby represents and warrants to Surviving Entity that, except as set forth in the corresponding schedule in the disclosure schedules attached hereto, each of the following representations and warranties is true, correct and complete to the knowledge of the Company as of the date of this Agreement and as of the Closing Date.

3.1 Corporate Existence and Power.  The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Nevada.  The Company has all power and authority, corporate and otherwise, and all governmental licenses, franchises, Permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted.  The Company is duly qualified or licensed to do business as a foreign corporation or corporation, as applicable, and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary.

3.2 Authorization.

(a) The execution, delivery and performance by the Company of this Agreement and the Additional Agreements and the consummation by the Company of the transactions contemplated hereby and thereby are within the corporate powers of the Company and have been duly authorized by all necessary action on the part of the Company, including the approval of the Manager and the approval of the super majority of the Members of the Company.  This Agreement constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency and similar Laws affecting the enforceability of creditor rights generally and to general principals of equity.

3.3 Governmental Authorization.  Neither the execution, delivery nor performance by the Company of this Agreement or any Additional Agreements requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with, any Authority.

3.4 Non-Contravention.  None of the execution, delivery or performance by the Company of this Agreement does or will:

(a) contravene or conflict with the organizational or constitutive documents of the Company;

(b) contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to the Company;

(c) constitute a default under or breach of (with or without the giving of notice or the passage of time or both); violate; or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Company;

(d) require any payment or reimbursement by any of the Company (other than obligations set forth in the Additional Agreements);

(e) cause a loss of any material benefit relating to the business to which the Company is entitled under any provision of any Permit or Contract (i) binding upon the Company, or (ii) by which any of the Shares or the Company’s assets is or may be bound; or

(f) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the Shares or the Company’s assets.

3.5 Capitalization.  The Company has an authorized capitalization consisting of 100 shares.  All of the shares have been duly authorized and validly issued, are fully paid and non-assessable and have not been issued in violation of any preemptive or similar rights of any Person.  All of the issued and outstanding Shares of the Company are owned of record and beneficially by the Members as currently constituted.  Upon the Closing, the Surviving Entity shall receive good, valid and marketable title to all 100 shares, free and clear of all Liens.  No other class of shares is authorized or outstanding.  There are no: (a) outstanding subscriptions, options, warrants, rights (including “phantom stock rights”), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for the purchase, issuance or sale of any shares of the Company, or (b) agreements by any Member with respect to any of the shares, including any voting trust, other voting agreement or proxy with respect thereto, or (c) equity holder agreements between the Company and its direct or indirect holders regarding the securities of such company.

3.6 Certificate of Formation and Operating Agreement.  Copies of (a) the certificate of formation of the Company, as certified by the Secretary of State of its state of formation within 60 days of the Signing Date, and (b) the Acquisition Agreement with Nexxun Pty Ltd., be delivered to Surviving Entity, and such copies shall be each true and complete copies of such instruments as amended and in effect on such delivery date.

3.7 Financial Statements.

(a) The Company shall, three (7) Business Days prior after the Closing Date, deliver to the Surviving Entity the (i) unaudited balance sheet as of December 31, 2014 (the “Company Balance Sheet Date”), and (ii) unaudited statements of operations and accumulated deficits and cash flows for the years ended December 31, 2014 and December 31, 2013 (collectively, the “Unaudited Financial Statements”).

(b) The Financial Statements (a) are in accordance with the books and records of the Company, and (b) present fairly in all material respects the financial condition of the Company at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified.

(c) Except as fully disclosed in Schedule 3.7(d), the Company has no indebtedness, liabilities or obligations (whether accrued, absolute, contingent, whether due or to become due or otherwise).

3.8 Books and Records.  The Company has made  all Books and Records of the Company available to Surviving Entity electronically for its inspection and has delivered to Surviving Entity complete and accurate copies of all documents referred to in the schedules to this Agreement or that Surviving Entity otherwise has requested within sixty (60) days from the Signing Date.

3.9 Absence of Certain Changes.  Since the Company Balance Sheet Date, each of the Companies has conducted the Business in the ordinary course consistent with past practices.  Without limiting the generality of the foregoing, except as set forth on Schedule 3.9, since the Company Balance Sheet Date, there has not been any Material Adverse Effect in the value to Surviving Entity of the transactions contemplated hereby.

3.10 Properties; Title to the Company’s Assets.  Except as set forth on Schedule 3.10 the Tangible Personal Property have no defects, are in good operating condition and repair and function in accordance with their intended uses (ordinary wear and tear excepted) and have been properly maintained, and are suitable for their present uses and meet all specifications and warranty requirements with respect thereto.

3.11 Litigation.  Except as provided on Schedule 3.11, there is no Action (or any basis therefor) pending against, or, to the best knowledge of the Company, threatened, against or affecting, the Company.  Except as provided on Schedule 3.11, there are no outstanding judgments against the Company.

3.12 Contracts.

(a) Schedule 3.12(a) lists all material Contracts, oral or written (collectively, “Material Contracts”) to which the Company is a party and which are currently in effect and constitute the following:

(i) all Contracts that require annual payments or expenses by, or annual payments or income to, the Company of $100,000 or more (other than standard purchase and sale orders entered into in the ordinary course of business consistent with past practice);

(ii) all sales, advertising, agency, lobbying, broker, sales promotion, market research, marketing or similar contracts and agreements, in each case requiring the payment of any commissions by the Company in excess of $100,000 annually;

(iii) all employment Contracts, employee leasing Contracts, and consultant and sales representatives Contracts with any current or former officer, director, employee or consultant of the Company or other Person, under which the Company (A) has continuing obligations for payment of annual compensation of at least $25,000 (other than oral arrangements for at-will employment), (B) has severance or post termination obligations to such Person (other than COBRA obligations), or (C) has an obligation to make a payment upon consummation of the transactions contemplated hereby or as a result of a change of control of the Company;

(iv) all Contracts creating a joint venture, strategic alliance, corporation and partnership agreements to which the Company is a party;

(v) all Contracts relating to patents, trademarks, service marks, trade names, brands, copyrights, trade secrets and other Intellectual Property Rights of the Company; and

(vi) all Contracts relating to outstanding Indebtedness, including financial instruments of indenture or security instruments (typically interest-bearing) such as notes, mortgages, loans and lines of credit.

3.13 Licenses and Permits.  Schedule 3.13 correctly lists each license, permit, order or approval or other similar authorization affecting, or relating in any way to, the Business, together with the name of the Authority issuing the same (the “Permits”).  Except as indicated on Schedule 3.13, such Permits are valid and in full force and effect, and none of the Permits will, assuming the related third party consent has been obtained or waived prior to the Closing Date, be terminated or impaired or become terminable as a result of the transactions contemplated hereby.  The Company has all Permits necessary to operate the Business.

3.14 Compliance with Laws.  Except as set forth on Schedule 3.14, the Company has not violated nor is in violations of, and to the Company’s best knowledge, is neither under investigation with respect to nor has been threatened to be charged with or given notice of any violation or alleged violation of, any Law, or judgment, order or decree entered by any court, arbitrator or Authority, domestic or foreign, nor is there any basis for any such charge and within the last 24 months the Company has not received any subpoenas by any Authority.

3.15 Intellectual Property.  The Company owns, free and clear of all Liens other than Permitted Liens, or otherwise possesses a valid right to use, all Intellectual Property Rights necessary to conduct its business as currently operated.  Schedule 3.15 sets forth a true, correct and complete list of all registered patents, trademarks, service marks, trade names, Internet domain names and copyrights of each of the Companies and any applications for any of the foregoing (collectively, “Registered Intellectual Property”), specifying as to each, as applicable: (i) the nature of such Intellectual Property Right; (ii) the owner of such Intellectual Property Right; (iii) the jurisdictions by or in which such Intellectual Property Right has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers; and (iv) all licenses, sublicenses and other agreements pursuant to which any Person is authorized to use such Intellectual Property Right.

3.16 Insurance Coverage.  There is in full force and effect one or more policies of insurance, insuring the Company and its properties, products and business against such losses and risks, and in such amounts, as are customary for business entities engaged in the same or similar business and similarly situated.  Other than as described on Schedule 3.16, the Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will be unable to renew its existing insurance coverage as and when the same shall expire upon terms at least as favorable to those currently in effect, other than possible increases in premiums that do not result from any act or omission of the Company.  Other than as set forth on Schedule 3.16, no suit, proceeding or action or, to the knowledge of the Company, threat of suit, proceeding or action has been asserted or made against the Company within the last five years due to alleged bodily injury, disease, medical condition, death or property damage arising out of the function or malfunction of a product, procedure or service designed, manufactured, sold or distributed by the Company.

3.17 Employment Matters.

(a) Schedule 3.17(a) sets forth a true and complete list of every employment agreement (each an “Existing Employment Agreement”), commission agreement, employee group or executive medical, life, or disability insurance plan, and each incentive, bonus, profit sharing, retirement, deferred compensation, equity, phantom stock, stock option, stock purchase, stock appreciation right or severance plan of the Company, to the extent that any such agreement relates to the Business of the Company, now in effect or under which the Company has or might have any obligation, or any understanding between the Company and any employee concerning the terms of such employee’s employment that does not apply to the Company (to the extent such employment relates to that of the Company) employees generally (collectively, “Labor Agreements”).

(b) The Company has complied in all material respects with all Labor Agreements and all applicable laws relating to employment or labor.  All accrued obligations of the Company applicable to its employees, whether arising by operation of Law, by Contract, by past custom or otherwise, for payments by the Company to any trust or other fund or to any Authority, with respect to unemployment or disability compensation benefits, social security benefits, under ERISA or otherwise, have been paid or adequate accruals have been made.

3.18 Environmental Laws.

(a) Except as set forth in Schedule 3.18, the Company has not (i) received any written notice of any alleged claim, violation of or Liability under any Environmental Law which has not heretofore been cured or for which there is any remaining liability; (ii) disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Materials, arranged for the disposal, discharge, storage or release of any Hazardous Materials, or exposed any employee or other individual to any Hazardous Materials so as to give rise to any Liability or corrective or remedial obligation under any Environmental Laws; or (iii) entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other Person with respect to liabilities arising out of Environmental Laws or the Hazardous Materials Activities of the Companies, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect.

3.19 Finders’ Fees.  Except as set forth on Schedule 3.19, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission from Surviving Entity or any of its Affiliates (including the Company following the Closing) upon consummation of the transactions contemplated by this Agreement.

3.20 Disclosure.  There is no fact relating to the Company that the Company has not disclosed to Surviving Entity in writing that materially and adversely affects nor, insofar as Company can now foresee, will materially and adversely affect, the condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations or prospects of Company.  No representation or warranty by Company herein and no information disclosed in the schedules or exhibits hereto by Company contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE IV

STATUS OF SCHEDULES AS OF SIGNING DATE; SURVIVAL OF REPRESENTATIONS AND WARRANTIES

4.1 Status of Schedules as of Signing Date.

(a) To the extent that any of the schedules to this Agreement are not provided to the Surviving Entity on the date of this Agreement, such schedules shall be provided by the Company to the Surviving Entity as soon as such schedules are available, but in any event three (3) Business Days prior to the Closing Date (or within such other timeframe as is specifically set forth in Article III).  The Surviving Entity shall have fifteen (15) days to either accept such schedules as final or provide a written request for revised schedules or additional information relating to items included in such schedules, in the absence of which request the schedules shall be deemed final.  Each time additional information or revisions are requested, the Surviving Entity shall have fifteen (15) days after receipt of the revised schedules to either accept such schedules as final or provide a written request for revised schedules or additional information relating to items included in such schedules.  The disclosure schedules shall be deemed final after the Surviving Entity has received the schedules and does not comment on such draft of the schedules for fifteen (15) days after receipt.

(b) Any representations or warranties with respect to those matters or items in any schedule described in Article III shall be made (unless waived or amended) only as of the date on which such Schedule is deemed final pursuant to Section 4.1(a).

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF COMPLIANCE & RISK MANAGEMENT SOLUTIONS INC  AS SURVIVING ENTITY SURVIVING ENTITY,:

5.1 Corporate Existence and Power.  Surviving Entity is a corporation duly organized and existing in good standing under the laws of the State of Delaware and has delivered to the Company complete and correct copies of its Articles of Incorporation, By-Laws, Articles of Organization as now in effect.  Surviving Entity has full corporate power and authority to carry on its respective business as it is now being conducted and as now proposed to be conducted and to own or lease its respective properties and assets.  Surviving Entity has no subsidiaries or direct or indirect interest (by way of stock ownership or otherwise) in any firm, corporation, corporation, partnership, association or business.  Surviving Entity shall own all of the issued and outstanding membership interests of Nukkleus Inc. free and clear of all Liens. Unless the context otherwise requires, all references in this Article V to “Surviving Entity” shall be treated as being a reference to Compliance & Risk Management Solutions Inc. and Nukkleus Inc. taken together as one enterprise.

5.2 Corporate Authorization.  The execution, delivery and performance by Surviving Entity of this Agreement and the Additional Agreements and the consummation by Surviving Entity of the transactions contemplated hereby and thereby are within the corporate powers of Surviving Entity and have been duly authorized by all necessary corporate action on the part of Surviving Entity.  This Agreement has been duly executed and delivered by Surviving Entity and it constitutes, and upon their execution and delivery, the Additional Agreements will constitute, a valid and legally binding agreement of Surviving Entity, enforceable against it in accordance with its terms.

5.3 Governmental Authorization.  Neither the execution, delivery nor performance of this Agreement requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority.

5.4 Non-Contravention.  The execution, delivery and performance by Surviving Entity of this Agreement do not and will not (i) contravene or conflict with the organizational or constitutive documents of Surviving Entity, or (ii) contravene or conflict with or constitute a violation of any provision of any Law, judgment, injunction, order, writ, or decree binding upon Surviving Entity.

5.5 Authorized Capital.

(a) The authorized capital stock of Surviving Entity consists of (i) 75,000,000 shares of Common Stock, par value $0.001 per share, (“Surviving Entity Common Stock”) of which 4,230,000 shares are issued and outstanding.  Surviving Entity has no outstanding options, rights or commitments to issue shares of Surviving Entity Stock or any other equity security of Surviving Entity or Acquisition Subsidiary, and there are no outstanding securities convertible or exercisable into or exchangeable for shares of Surviving Entity Stock or any other equity security of Surviving Entity or Acquisition Subsidiary.  There is no voting trust, agreement or arrangement among any of the beneficial holders of Surviving Entity Stock affecting the nomination or election of directors or the exercise of the voting rights of Surviving Entity Stock.  The offer, issuance and sale of such shares of Surviving Entity Stock were (a) exempt from the registration and prospectus delivery requirements of the Securities Act, (b) registered or qualified (or were exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities laws and (c) accomplished in conformity with all other applicable securities laws.  None of such shares of Surviving Entity Stock are subject to a right of withdrawal or a right of rescission under any federal or state securities or “Blue Sky” law.

(b) The authorized capital stock of Nukkleus Inc. consists of 100 shares (the “Nukkleus Inc. shares”), of which 100 shares are issued and outstanding.  All of the outstanding Nukkleus Inc. shares shall be Shares owned by Surviving Entity.  All outstanding shares of Nukkleus Inc. are validly issued and outstanding, fully paid and non-assessable, and none of said shares have been issued in violation of the preemptive rights of any Person.  Nukkleus Inc. has no outstanding options, rights or commitments to issue shares.

5.6 Validity of Shares.  The shares of Surviving Entity Common Stock to be issued at the Closing pursuant to Section 2.2 hereof, when issued and delivered in accordance with the terms of the Agreement, shall be duly and validly issued, fully paid and non-assessable.  The issuance of the Surviving Entity Common Stock upon consummation of the Merger pursuant to Sections 2.2 will be exempt from the registration and prospectus delivery requirements of the Securities Act and from the qualification or registration requirements of any applicable state “Blue Sky” or securities laws.

5.7 SEC Reporting and Compliance.

(a) Surviving Entity filed a registration statement on Form S-1 under the Securities Act on December 4th, 2013, which became effective on March 7th, 2014 (the “Surviving Entity Registration”).  Since that date, Surviving Entity has filed with the Commission all registration statements, proxy statements, information statements and reports required to be filed pursuant to the Exchange Act.  Surviving Entity has not filed with the Commission a certificate on Form 15 pursuant to Rule 12h-3 of the Exchange Act.

(b) Surviving Entity has made available to the Company true and complete copies of the registration statements, information statements and other reports (collectively, the “Surviving Entity SEC Documents”) filed by Surviving Entity with the Commission.  As of its respective filing date, each Surviving Entity SEC Document complied in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder applicable to such Surviving Entity SEC Documents and, except to the extent that information contained in any Surviving Entity SEC Document has been revised or superseded by a later filed Surviving Entity SEC Document, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

(c) Prior to and until the Closing, Surviving Entity will provide to the Company copies of any and all amendments or supplements to the Surviving Entity SEC Documents filed with the Commission and all subsequent registration statements and reports filed by Surviving Entity subsequent to the filing of the Surviving Entity SEC Documents with the Commission and any and all subsequent information statements, proxy statements, reports or notices filed by Surviving Entity with the Commission or delivered to the stockholders of Surviving Entity.

(d) Surviving Entity is not an investment company within the meaning of Section 3 of the Investment Company Act of 1940, as amended.

(e) Surviving Entity is not, and never has been, a “shell company” as defined in Rule 12b-2 under the Exchange Act and as indicated in the Surviving Entity’s filings with the Commission.

(f) The shares of Surviving Entity Common Stock are quoted on the OTC tier of the OTC Markets Group (the “OTC Markets”) under the symbol “CRMV” and Surviving Entity is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance in all material respects with all rules and regulations of the OTC Markets applicable to it and the Surviving Entity Common Stock.  The issuance of Surviving Entity Common Stock under this Agreement does not contravene the rules and regulations of the trading market on which the Surviving Entity Common Stock is currently listed or quoted, and no approval of the stockholders of Surviving Entity is required for Surviving Entity to issue and deliver the Surviving Entity Common Stock contemplated by this Agreement.

(g) Between the date hereof and the Effective Time, Surviving Entity shall continue to satisfy the filing requirements of the Exchange Act and all other requirements of applicable securities laws and of the OTC Markets.

(h) The Surviving Entity SEC Documents include all certifications and statements required of it, if any, by (i) Rule 13a-14 or 15d-14 under the Exchange Act, and (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002), and each of such certifications and statements contain no qualifications or exceptions to the matters certified therein other than a knowledge qualification, permitted under such provision, and have not been modified or withdrawn and neither Surviving Entity nor any of its officers has received any notice from the Commission questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications or statements.

(i) Surviving Entity has otherwise complied with the Securities Act, Exchange Act and all other applicable federal and state securities laws, rules and regulations.

5.8 Financial Statements.  The balance sheets and statements of operations, stockholders’ equity and cash flows contained in the Surviving Entity SEC Documents (the “Surviving Entity Financial Statements”) (a) comply as to form in all material respects with applicable accounting requirements and rules and regulations of the Commission with respect thereto, (b) have been prepared in accordance with U. S. GAAP applied on a basis consistent with prior periods (and, in the case of unaudited financial information, on a basis consistent with year-end audits), (c) are in accordance with the books and records of Surviving Entity and (d) present fairly in all material respects the financial condition of Surviving Entity at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified.  The financial statements included in Surviving Entity’s Registration Statement and the Surviving Entity SEC Documents (to the extent applicable) were audited.

5.9 Governmental Consents.

(a) All material consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with any federal or state governmental authority on the part of Surviving Entity or Nukkleus Inc. required in connection with the consummation of the Merger shall have been obtained prior to, and be effective as of, the Closing.

(b) All material consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with any federal or state governmental authority on the part of Company required in connection with the consummation of the Merger shall have been obtained prior to, and be effective as of, the Closing.

5.10 Compliance with Laws and Other Instruments.  The execution, delivery and performance by Surviving Entity and/or Nukkleus Inc. of the Merger Documents and the other agreements to be made by Surviving Entity or Nukkleus Inc. pursuant to or in connection with the Merger Documents and the consummation by Surviving Entity and/or Nukkleus Inc. of the transactions contemplated by the Merger Documents will not cause Surviving Entity and/or Nukkleus Inc.to violate or contravene (a) any provision of law, (b) any rule or regulation of any agency, government or Authority, (c) any order, judgment or decree of any court or Authority, or (d) any provision of their respective charters or By-Laws as amended and in effect on and as of the Closing Date and will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default under any material indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other agreement or contract to which Surviving Entity or Nukkleus Inc.is a party or by which Surviving Entity and/or Nukkleus Inc .or any of their respective properties is bound.

5.11 No General Solicitation.  In issuing the Surviving Entity Common Stock in the Merger hereunder, neither Surviving Entity nor anyone acting on its behalf has offered to sell the Surviving Entity Stock by any form of general solicitation or advertising.

5.12 Binding Obligations.  This Agreement, together with the Additional Agreements,  constitute the legal, valid and binding obligations of Surviving Entity , and are enforceable against Surviving Entity , in accordance with their respective terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

5.13 Absence of Undisclosed Liabilities.  Neither Surviving Entity nor Nukkleus Inc. has any material obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due), arising out of any transaction entered into at or prior to the Closing, except (a) as disclosed in the Surviving Entity SEC Documents, (b) to the extent set forth on or reserved against in the balance sheet of Surviving Entity in the most recent Surviving Entity SEC Document filed by Surviving Entity (the “Surviving Entity Balance Sheet”) or the notes to the Surviving Entity Financial Statements, (c) current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since the date of the Surviving Entity Balance Sheet (the “Surviving Entity Balance Sheet Date”), none of which (individually or in the aggregate) materially and adversely affects the Condition of Surviving Entity and (d) by the specific terms of any written agreement, document or arrangement attached as an exhibit to the Surviving Entity SEC Documents.  As of the Closing Date, all liabilities of Surviving Entity shall have been paid off and shall in no event remain liabilities of the Surviving Entity, the Acquisition Subsidiary, the Company or the stockholders of Surviving Entity following the Closing.

5.14 Absence of Changes.  Since the Surviving Entity Balance Sheet Date, except as disclosed in the Surviving Entity SEC Documents, Surviving Entity has conducted its business in the ordinary course consistent with past practices.  Without limiting the generality of the foregoing, except as set forth in the Surviving Entity SEC Documents, since the Surviving Entity Balance Sheet Date, there has not been any Material Adverse Effect in the value to Company of the transactions contemplated hereby.

5.15 Tax Returns and Audits.  All required federal, state and local Tax Returns of Surviving Entity have been accurately prepared in all material respects and duly and timely filed, and all federal, state and local Taxes required to be paid with respect to the periods covered by such returns have been paid to the extent that the same have become due, except where the failure so to file or pay could not reasonably be expected to have a material adverse effect upon the Condition of the Surviving Entity.  Surviving Entity is not and has not been delinquent in the payment of any Tax.  Surviving Entity has not had a Tax deficiency assessed against it and has not executed a waiver of any statute of limitations or the assessment or collection of any Tax.  None of Surviving Entity’s federal income, state and local income and franchise tax returns has been audited by any governmental authority; and none of the Surviving Entity’s state or local income or franchise Tax Returns has been audited by any governmental authority.  The reserves for Taxes reflected on the Surviving Entity Balance Sheet are and will be sufficient for the payment of all unpaid Taxes payable by Surviving Entity with respect to the period ended on the Surviving Entity Balance Sheet Date.  Since the Surviving Entity Balance Sheet Date, the Surviving Entity has made adequate provisions on its books of account for all Taxes with respect to its business, properties and operations for such period.  Surviving Entity has withheld or collected from each payment made to each of its employees the amount of all Taxes (including, but not limited to, federal, state and local income Taxes, Federal Insurance Contribution Act Taxes and Federal Unemployment Tax Act Taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax receiving officers or authorized depositaries.  There are no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns of Surviving Entity now pending, and Surviving Entity has not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns.  Surviving Entity has not agreed, nor is it required, to make any adjustments under Section 481(a) of the Code (or any similar provision of state, local and foreign law), whether by reason of a change in accounting method or otherwise, for any Tax period for which the applicable statute of limitations has not yet expired.  Surviving Entity (i) is not a party to, nor is it bound by or obligated under, any Tax Sharing Agreements, and (ii) does not have any potential liability or obligation to any Person as a result of, or pursuant to, any such Tax Sharing Agreements.  Surviving Entity has no liability for any other taxpayer under U.S. Treasury Regulation 1.1502-6 or any other similar provision.

5.16 Employee Benefit Plans; ERISA.  Except as disclosed in the Surviving Entity SEC Documents, there are no “employee benefit plans” (within the meaning of Section 3(3) of ERISA) nor any other employee benefit or fringe benefit arrangements, practices, contracts, policies or programs other than programs merely involving the regular payment of wages, commissions, or bonuses established, maintained or contributed to by Surviving Entity, whether written or unwritten and whether or not funded.  Any plans listed in the Surviving Entity SEC Documents are hereinafter referred to as the “Surviving Entity Employee Benefit Plans.”

5.17 Litigation.  There is no legal action, suit, arbitration or other legal, administrative or other governmental proceeding pending or, to the knowledge of Surviving Entity, threatened against or affecting Surviving Entity or Nukkleus Inc. or any of their respective properties, assets or businesses and, to the knowledge of Surviving Entity, there is no incident, transaction, occurrence or circumstance that might reasonably be expected to result in or form the basis for any such action, suit, arbitration or other proceeding.  Neither Surviving Entity nor Nukkleus Inc.is in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or any governmental agency or instrumentality or arbitration authority.

5.18 Licenses.  Surviving Entity possesses from all appropriate governmental authorities all licenses, permits, authorizations, approvals, franchises and rights necessary for Surviving Entity to engage in the business currently conducted by it, all of which are in full force and effect.

5.19 Interested Party Transactions.  It is hereby explicitly stated to all known parties that the Director of current Compliance Risk & Management Solutions is the same person and Director as Nukkleus, Inc., which has recently acquired all of the business of “Nexxun Pty Ltd., which is also substantially controlled by John Nettlefold, who serves as Director of all three entities, and therefore  an “Affiliate ” (as such term is defined in Rule 405 under the Securities Act)  and therefore a beneficial interest in any contract or agreement to which Surviving Entity is a party or by which it or any of its assets may be bound or affected, though this in no way affects his fiduciary duties towards the surviving entity nor his objective actions on its behalf.

5.20 Obligations to or by Stockholders.  Surviving Entity has no liability or obligation or commitment to any stockholder of Surviving Entity or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any stockholder of Surviving Entity, nor does any stockholder of Surviving Entity or any such Affiliate or associate have any liability, obligation or commitment to Surviving Entity.

5.21 Assets and Contracts.

(a) Surviving Entity has good title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its business.  All such assets and properties, other than assets and properties in which the Surviving Entity has leasehold interests, are free and clear of all Liens.  Surviving Entity has complied in all material respects with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect.  Surviving Entity enjoys peaceful and undisturbed possession under all such leases.

(b) Except as expressly set forth in this Agreement, the Surviving Entity Balance Sheet or the notes thereto, or the Surviving Entity SEC Documents, Surviving Entity is not a party to any written or oral agreement not made in the ordinary course of business that is material to Surviving Entity.  Surviving Entity does not own any real property.  Surviving Entity maintains no insurance policies or insurance coverage of any kind with respect to Surviving Entity, its business, premises, properties, assets, employees and agents.  No consent of any bank or other depository is required to maintain any bank account, other deposit relationship or safety deposit box of Surviving Entity in effect following the consummation of the Merger and the transactions contemplated hereby.

5.22 Employees.      Other than pursuant to ordinary arrangements of employment compensation (which such arrangements are described in the Surviving Entity SEC Documents), Surviving Entity is not under any obligation or liability to any officer, director, employee or Affiliate of Surviving Entity.

5.23 Duty to Make Inquiry.      To the extent that any of the representations or warranties in this Article V are qualified by “knowledge” or “belief,” Surviving Entity represents and warrants that it has made due and reasonable inquiry and investigation concerning the matters to which such representations and warranties relate, including, but not limited to, diligent inquiry of its directors and executive officers.

5.24 Market Makers.      Surviving Entity has at least two (2) market makers for the Surviving Entity Common Stock and such market makers shall have obtained all permits and made all filings necessary in order for such market makers to continue as market makers of Surviving Entity.

5.25 Internal Accounting Controls.      Except as set forth in Schedule 5.26, Surviving Entity maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as set forth in Schedule 5.26, Surviving Entity has established disclosure controls and procedures for Surviving Entity and designed such disclosure controls and procedures to ensure that material information relating to the Surviving Entity is made known to the officers by others within those entities.  Surviving Entity’s officers have evaluated the effectiveness of the Surviving Entity’s controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  Since the Evaluation Date, there have been no significant changes in Surviving Entity’s internal controls or, to Surviving Entity’s knowledge, in other factors that could significantly affect Surviving Entity’s internal controls except as set forth in Schedule 5.26.

5.26 Certain Registration Matters.      Except as specified in the Surviving Entity SEC Documents, prior to the date hereof, Surviving Entity has not granted or agreed to grant to any person any rights (including “piggy-back” registration rights) to have any securities of Surviving Entity registered with the Commission or any other governmental authority that have not been satisfied.

5.27 Disclosure.      There is no fact relating to Surviving Entity that Surviving Entity has not disclosed to the Company in writing that materially and adversely affects nor, insofar as Surviving Entity can now foresee, will materially and adversely affect, the condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations or prospects of Surviving Entity.  No representation or warranty by Surviving Entity herein and no information disclosed in the schedules or exhibits hereto by Surviving Entity contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE VI
COVENANTS OF ALL PARTIES HERETO

The parties hereto covenant and agree that:

6.1 Best Efforts; Further Assurances.  Subject to the terms and conditions of this Agreement, each party shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws, and in the case of the Company as reasonably requested by Surviving Entity, to consummate and implement expeditiously each of the transactions contemplated by this Agreement, provided, however, that upon Surviving Entity’s request, the parties hereto will work together in good faith to perform further analysis of the structure of the transactions contemplated by this Agreement following additional diligence to further evaluate the relative tax efficiencies of such transactions, and, if such analysis identifies a structure that is generally more tax efficient than the structure contemplated by this Agreement, the parties agree to negotiate such alternate structure in good faith and take any actions necessary to implement such alternate structure.

6.2 Confidentiality.  The Company, on the one hand, and Surviving Entity and Surviving Entity, on the other hand, shall hold and shall cause their respective representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law, all documents and information concerning the other party furnished to it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by the party to which it was furnished, (b) in the public domain through no fault of such party or (c) later lawfully acquired from other sources, which source is not the agent of the other party, by the party to which it was furnished), and each party shall not release or disclose such information to any other person, except its representatives in connection with this Agreement. In the event that any party believes that it is required to disclose any such confidential information pursuant to applicable Laws, such party shall give timely written notice to the other party so that such party may have an opportunity to obtain a protective order or other appropriate relief.  Each party shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

ARTICLE VII
CONDUCT OF BUSINESS PENDING MERGER

7.1 Conduct of Business by the Company Pending the Merger.      Prior to the Effective Time, unless Surviving Entity or Nukkleus Inc. shall otherwise agree in writing or as otherwise contemplated by this Agreement or the Additional Agreements:

(a) The Business of the Company shall be conducted only in the ordinary course;

(b) The Company shall not (i) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any of its shares; (ii) amend its Operating Agreement except to effectuate the transactions contemplated in this Agreement or (iii) split, combine or reclassify the outstanding shares or declare, set aside or pay any dividend payable in cash, equity or property or make any distribution with respect to any such Shares; though it is acknowledged & understood by both parties that the surviving entity plans to effectuate a forward stock split.

(c) The Company shall not (i) issue or agree to issue any additional Shares, or options, warrants or rights of any kind to acquire any Shares; (ii) acquire or dispose of any fixed assets or acquire or dispose of any other substantial assets other than in the ordinary course of business; (iii) incur additional Indebtedness or any other liabilities or enter into any other transaction other than in the ordinary course of business; (iv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing or (v) except as contemplated by this Agreement, enter into any contract, agreement, commitment or arrangement to dissolve, merge, consolidate or enter into any other material business combination;

(d) The Company shall use its commercially reasonable efforts to preserve intact the business organization of the Company, to keep available the service of its present officers and key employees, and to preserve the good will of those having business relationships with it;

(e) The Company will not, nor will it authorize any director or authorize or permit any officer or employee or any attorney, accountant or other representative retained by it to make, solicit, encourage any inquiries with respect to, or engage in any negotiations concerning, any Acquisition Proposal (as defined below for purposes of this paragraph).  The Company will promptly advise Surviving Entity orally and in writing of any such inquiries or proposals (or requests for information) and the substance thereof.  As used in this paragraph, “Acquisition Proposal” shall mean any proposal for a merger or other business combination involving the Company or for the acquisition of a substantial equity interest in it or any material assets of it other than as contemplated by this Agreement.  The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any of the foregoing; and

(f) The Company will not enter into any new employment agreements with any of its officers or employees or grant any increases in the compensation or benefits of its officers and employees or amend any employee benefit plan or arrangement.

7.2 Conduct of Business by Surviving Entity Nukkleus Inc. Pending the Merger.  Prior to the Effective Time, unless the Company shall otherwise agree in writing or as otherwise contemplated by this Agreement:

(a) The business of Surviving Entity Nukkleus Inc. shall be conducted only in the ordinary course; provided, however, that Surviving Entity shall take the steps necessary to have discontinued its existing business without liability to Surviving Entity or Nukkleus Inc. immediately prior the Effective Time;

(b) Neither Surviving Entity nor Nukkleus Inc. shall (i) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock; (ii) amend its charter or By-Laws other than to effectuate the transactions contemplated hereby; or (iii) split, combine or reclassify its capital stock or declare, set aside or pay any dividend payable in cash, stock or property or make any distribution with respect to such stock;

(c) Neither Surviving Entity nor Nukkleus Inc. shall (i) issue or agree to issue any additional shares of, or options, warrants or rights of any kind to acquire shares of, its capital stock other than to effectuate the transactions contemplated or permitted pursuant to this Agreement; (ii) acquire or dispose of any assets other than in the ordinary course of business (except for dispositions in connection with Section 7.2(a) hereof); (iii) incur additional Indebtedness or any other liabilities or enter into any other transaction except in the ordinary course of business; (iv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing or (v) except as contemplated by this Agreement, enter into any contract, agreement, commitment or arrangement to dissolve, merge, consolidate or enter into any other material business contract or enter into any negotiations in connection therewith;

(d) Neither Surviving Entity nor Nukkleus Inc. will, nor will they authorize any director or authorize or permit any officer or employee or any attorney, accountant or other representative retained by them to, make, solicit, encourage any inquiries with respect to, or engage in any negotiations concerning, any Acquisition Proposal (as defined below for purposes of this paragraph).  Surviving Entity will promptly advise the Company orally and in writing of any such inquiries or proposals (or requests for information) and the substance thereof.  As used in this paragraph, “Acquisition Proposal” shall mean any proposal for a merger or other business combination involving Surviving Entity or Nukkleus Inc. or for the acquisition of a substantial equity interest in either of them or any material assets of either of them other than as contemplated by this Agreement.  Surviving Entity will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any of the foregoing; and

(e) Neither Surviving Entity nor Nukkleus Inc. will enter into any new employment agreements with any of their officers or employees or grant any increases in the compensation or benefits of their officers and employees.

ARTICLE VIII
CONDITIONS TO CLOSING

8.1 Condition to the Obligations of the Parties.  The obligations of all of the parties to consummate the Closing are subject to the satisfaction of all the following conditions:

(a) No provisions of any applicable Law, and no Order shall prohibit or impose any condition on the consummation of the Closing.

(b) There shall not be any Action brought by a third-party non-Affiliate to enjoin or otherwise restrict the consummation of the Closing.

(c) Surviving Entity shall have amended its Articles of Incorporation solely to now show its new name as “Nukkleus Inc.” pursuant to this Merger Agreement, all other Articles to remain unchanged.

(d) Each of the Additional Agreements shall have been entered into and the same shall be in full force and effect.

(e) Surviving Entity shall have received the Financial Statements of the Company in form satisfactory to Surviving Entity and Company.

(f) The Parties shall have received the written consent of the Members, in a form satisfactory to both the Surviving Entity and the Company, authorizing the exchange of Shares for shares of Surviving Entity Common Stock as set forth in Section 2.2.

8.2 Conditions to Obligations of Surviving Entity.  The obligation of Surviving Entity to consummate the Closing is subject to the satisfaction, or the waiver at Surviving Entity’s sole and absolute discretion, of all the following further conditions:

(a) The Company shall have duly performed all of its obligations hereunder required to be performed by them at or prior to the Closing Date.

(b) All of the representations and warranties of the Company contained in this Agreement, the Additional Agreements and in any certificate delivered by the Company, the Manager or any Member pursuant hereto, disregarding all qualifications and exceptions contained therein relating to knowledge, materiality or Material Adverse Effect, shall: (i) be true, correct and complete (A) at and as of the date of this Agreement, or, (B) if otherwise specified, when made or when deemed to have been made, and (ii) be true, correct and complete as of the Closing Date, in the case of (i) and (ii) with only such exceptions as could not in the aggregate reasonably be expected to have a Material Adverse Effect.

(c) There shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, could reasonably be expected to have a Material Adverse Effect, regardless of whether it involved a known risk.

(d) Surviving Entity shall have received a certificate signed by the Manager of the Company to the effect set forth in clauses (a) through (c) of this Section 8.2.

(e) No court, arbitrator or other Authority shall have issued any judgment, injunction, decree or order, or have pending before it a proceeding for the issuance of any thereof, and there shall not be any provision of any applicable Law restraining or prohibiting the consummation of the Closing, the ownership by Surviving Entity of any of the Shares or the effective operation of the Business by the Company after the Closing Date.

(f) Surviving Entity shall have received from each Member a general release of all claims against the Company and their officers, directors, employees and Affiliates (other than Surviving Entity solely in connection with this Agreement and the Additional Agreements) in form satisfactory to Surviving Entity.

(g) Surviving Entity shall have received final Schedules unless waived in writing by Surviving Entity.

(h) Surviving Entity shall have received the Financial Statements.

8.3 Conditions to Obligations of the Company.  The obligation of the Company to consummate the Closing is subject to the satisfaction, or the waiver at the Company’s discretion, of all of the following further conditions:

(a) (i) The Surviving Entity and Nukkleus Inc. shall have performed in all material respects all of their respective obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of Surviving Entity and Nukkleus Inc. contained in this Agreement, and in any certificate or other writing delivered by Surviving Entity or the Nukkleus Inc. pursuant hereto, disregarding all qualifications and expectations contained therein relating to materiality shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such date, and (iii) the Company shall have received a certificate signed by an authorized officer of Surviving Entity and the Surviving Entity to the foregoing effect.

(b) Surviving Entity shall have executed and delivered to the Members each Additional Agreement to which it is a party.

(c) Surviving Entity shall have changed its name to “Nukkleus Inc.” and make the requisite filings with each Authority necessary to effect such name change.

ARTICLE IX
INDEMNIFICATION

9.1 Indemnification of Company.  Surviving Entity (“Surviving Entity Indemnifying Party”) hereby agrees to indemnify and hold harmless to the fullest extent permitted by applicable law the Company, each of its Affiliates and each of its and their respective members, managers, partners, directors, officers, employees, stockholders, attorneys and agents and permitted assignees (each a “Company Indemnified Party”), against and in respect of any and all out-of-pocket loss, cost, payments, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage, and diminution in value or claim (including actual costs of investigation and attorneys’ fees and other costs and expenses) (all of the foregoing collectively, “Losses”) incurred or sustained by any Company Indemnified Party as a result of or in connection with (a) any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of the Surviving Entity contained herein or in any of the Additional Agreements or any certificate or other writing delivered pursuant hereto, (b) any Actions by any third parties with respect to the Surviving Entity (including breach of contract claims, violations of warranties, trademark infringement, privacy violations, torts or consumer complaints) for any period on or prior to the Closing Date.

9.2 Indemnification of Surviving Entity.  The Company (“Company Indemnifying Party”) hereby agrees to indemnify and hold harmless to the fullest extent permitted by applicable law the Surviving Entity, each of its Affiliates and each of its and their respective officers, directors, employees, stockholders, attorneys and agents and permitted assignees (each a “Surviving Entity Indemnified Party”), against and in respect of any and all out-of-pocket loss, cost, payments, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage, and diminution in value or claim (including actual costs of investigation and attorneys’ fees and other costs and expenses) (all of the foregoing collectively, “Losses”) incurred or sustained by any Surviving Entity Indemnified Party as a result of or in connection with (a) any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of the Company contained herein or in any of the Additional Agreements or any certificate or other writing delivered pursuant hereto, (b) any Actions by any third parties with respect to the Company (including breach of contract claims, violations of warranties, trademark infringement, privacy violations, torts or consumer complaints) for any period on or prior to the Closing Date.

9.3 Procedure.  The following shall apply with respect to all claims by an Surviving Entity Indemnified Party or Company Indemnified Party for indemnification:

(a) An indemnified party shall give the indemnifying party prompt notice (an “Indemnification Notice”) of any third-party Action with respect to which such indemnified party seeks indemnification pursuant to Section 9.1 (a “Third-Party Claim”), which shall describe in reasonable detail the Loss that has been or may be suffered by the indemnified party.  The failure to give the Indemnification Notice shall not impair any of the rights or benefits of such indemnified party under Section 9.1, except to the extent such failure materially and adversely affects the ability of the Indemnifying Party to defend such claim or increases the amount of such liability.

(b) In the case of any Third-Party Claims as to which indemnification is sought by any indemnified party, such indemnified party shall be entitled, at the sole expense and liability of the Indemnifying Party, to exercise full control of the defense, compromise or settlement of any Third-Party Claim unless the Indemnifying Party, within a reasonable time after the giving of an Indemnification Notice by the indemnified party (but in any event within ten (10) days thereafter), shall (i) deliver a written confirmation to such indemnified party that the indemnification provisions of Section 9.1 are applicable to such Action and the Indemnifying Party will indemnify such indemnified party in respect of such Action pursuant to the terms of Section 8.1 and, notwithstanding anything to the contrary, shall do so without asserting any challenge, defense, limitation on the Indemnifying Party’s liability for Losses, counterclaim or offset, (ii) notify such indemnified party in writing of the intention of the indemnifying party to assume the defense thereof, and (iii) retain legal counsel reasonably satisfactory to such indemnified party to conduct the defense of such Third-Party Claim.

(c) If the indemnifying party assumes the defense of any such Third-Party Claim pursuant to Section 9.2(b), then the indemnified party shall cooperate with the indemnifying party in any manner reasonably requested in connection with the defense, and the indemnified party shall have the right to be kept fully informed by the indemnifying party and their legal counsel with respect to the status of any legal proceedings, to the extent not inconsistent with the preservation of attorney-client or work product privilege.  If the indemnifying party so assumes the defense of any such Third-Party Claim, the indemnified party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel employed by the indemnified party shall be at the expense of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses, or (ii) the named parties to any such Third-Party Claim (including any impleaded parties) include an indemnified party and the indemnifying party and the indemnified party shall have been advised by its counsel that there may be a conflict of interest between such indemnified party and the indemnifying party in the conduct of the defense thereof, and in any such case the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party.

(d) If the indemnifying party elects to assume the defense of any Third-Party Claim pursuant to Section 9.2(b), the indemnified party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the indemnifying party withdraws from or fails to vigorously prosecute the defense of such asserted liability, or unless a judgment is entered against the indemnified party for such liability.  If the indemnifying party does not elect to defend, or if, after commencing or undertaking any such defense, the indemnifying party fails to adequately prosecute or withdraw such defense, the indemnified party shall have the right to undertake the defense or settlement thereof, at the indemnifying party’s expense.  Notwithstanding anything to the contrary, the indemnifying party shall not be entitled to control, but may participate in, and the indemnified party (at the expense of the Indemnifying Parties) shall be entitled to have sole control over, the defense or settlement of  that part of any Third Party Claim (i) that seeks a temporary restraining order, a preliminary or permanent injunction or specific performance against the indemnified party, or (ii) to the extent such Third Party Claim involves criminal allegations against the indemnified party or (y) the entire Third Party Claim if such Third Party Claim would impose liability on the part of the indemnified party.  In the event the indemnified party retains control of the Third Party Claim, the indemnified party will not settle the subject claim without the prior written consent of the indemnifying party, which consent will not be unreasonably withheld or delayed.

(e) If the indemnified party undertakes the defense of any such Third-Party Claim pursuant to this Section 9.2 and proposes to settle the same prior to a final judgment thereon or to forgo appeal with respect thereto, then the indemnified party shall give the indemnifying party prompt written notice thereof and the indemnifying party shall have the right to participate in the settlement, assume or reassume the defense thereof or prosecute such appeal, in each case at the indemnifying party’s expense.  The indemnifying party shall not, without the prior written consent of such indemnified party settle or compromise or consent to entry of any judgment with respect to any such Third-Party Claim (i) in which any relief other than the payment of money damages is or may be sought against such indemnified party, (ii) in which such Third Party Claim could be reasonably expected to impose or create a monetary liability on the part of the indemnified party (such as an increase in the indemnified party’s income Tax) other than the monetary claim of the third party in such Third-Party Claim being paid pursuant to such settlement or judgment, or (iii) which does not include as an unconditional term thereof the giving by the claimant, person conducting such investigation or initiating such hearing, plaintiff or petitioner to such indemnified party of a release from all liability with respect to such Third-Party Claim and all other Actions (known or unknown) arising or which might arise out of the same facts.

9.4 Periodic Payments.  Any indemnification required by Section 9.1 for costs, disbursements or expenses of any indemnified party in connection with investigating, preparing to defend or defending any Action shall be made by periodic payments by the indemnifying party to each indemnified party during the course of the investigation or defense, as and when bills are received or costs, disbursements or expenses are incurred.

9.5 Insurance.  Any indemnification payments hereunder shall take into account any insurance proceeds or other third party reimbursement actually received.

ARTICLE X
DISPUTE RESOLUTION

10.1 Arbitration.

(a) In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement, which cannot be settled amicably by the parties, such controversy shall be settled by Arbitration. Both sides shall choose a mutually agreed upon competent jurist from a short list and informal Arbitration shall commence as expeditiously as possible. Either party may institute such arbitration proceeding by giving written notice to the other party. A hearing shall be held by the Arbitrator within the District of Columbia, and a decision of the matter submitted to the Arbitrator shall be biding and enforceable against all parties in any Court of competent jurisdiction. The prevailing party shall be entitled to all costs and expenses with respect to such arbitration, including reasonable attorneys' fees. The decision of the Arbitrator shall be final, binding upon all parties hereto and enforceable in any Court of competent jurisdiction. Each party hereto irrevocably waives any objection to the laying of venue of any such Arbitration action or proceeding brought and irrevocably waives any claim that any such action brought has been brought in an inconvenient forum.  Each of the parties hereto waives any right to request a trial by jury in any litigation with respect to this agreement and represents that counsel has been consulted specifically as to this waiver.

ARTICLE XI
TERMINATION

11.1 Termination Without Default; Expenses.  In the event that the Closing of the transactions contemplated hereunder has not occurred by May 22nd, 2015 (the “Outside Closing Date”) and no material breach of this Agreement by Surviving Entity, on one hand, or the Company, on the other hand, seeking to terminate this Agreement shall have occurred or have been made, Surviving Entity or the Company shall have the right, at its sole option, to terminate this Agreement without liability to the other side.  Such right may be exercised by Surviving Entity or the Company, as the case may be, giving written notice to the other at any time after the Outside Closing Date.  In the event this Agreement is terminated pursuant to this Section 11.1, each party shall bear its own expenses incurred in connection with this Agreement.

11.2 Termination Upon Default.

(a) Surviving Entity may terminate this Agreement by giving notice to the Company on or prior to the Closing Date, without prejudice to any rights or obligations Surviving Entity may have, if the Company or any Member shall have materially breached any representation or warranty or breached any agreement or covenant contained herein or in any Additional Agreement to be performed on or prior to the Closing Date and such breach shall not be cured by the earlier of the Outside Closing Date and fifteen (15) days following receipt by the Company of a notice describing in reasonable detail the nature of such breach.

(b) The Company may terminate this Agreement by giving notice to Surviving Entity, without prejudice to any rights or obligations the Company or Members may have, if Surviving Entity shall have materially breached any of its covenants, agreements, representations, and warranties contained herein to be performed on or prior to the Closing Date and such breach shall not be cured by the earlier of the Outside Closing Date and fifteen (15) days following receipt by Surviving Entity of a notice describing in reasonable detail the nature of such breach.

11.3 Survival.  The provisions of Articles IX, XI and XII, as well as Section 6.2, shall survive any termination hereof pursuant to Article XI.

ARTICLE XII
MISCELLANEOUS

12.1 Notices.  Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00PM on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such confirmation; or (c) five (5) days after mailing by certified or registered mail, return receipt requested.  Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

If to Surviving Entity:

Compliance & Risk Management Solutions Inc.
49 Main Street
New Egypt, NJ 08533
(203) 635-7600

if to Company:
NUKKLEUS INC.
5348 Vegas Drive
Las Vegas, Nevada 89108
Tel (212) 659-0591

12.2 Amendments; No Waivers; Remedies.

(a) This Agreement cannot be amended, except by a writing signed by each party, and cannot be terminated orally or by course of conduct.  No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(b) Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition.  No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement.  No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(c) Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

(d) Notwithstanding anything else contained herein, neither shall any party seek, nor shall any party be liable for, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

12.3 Arm’s Length Bargaining; No Presumption Against Drafter.  This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement.  This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists.  No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

12.4 Publicity.  Except as required by law, the parties agree that neither they nor their agents shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the other party hereto.

12.5 Expenses.  Except as otherwise expressly set forth herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

12.6 No Assignment or Delegation.  No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the other party.  Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement.

12.7 Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

12.8 Counterparts; facsimile signatures.  This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement.  This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

12.9 Entire Agreement.  This Agreement together with the Additional Agreements, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein.  No provision of this Agreement or any Additional Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage.  Except as otherwise expressly stated herein or any Additional Agreement, there is no condition precedent to the effectiveness of any provision hereof or thereof.  No party has relied on any representation from, or warranty or agreement of, any person in entering into this Agreement, prior hereto or contemporaneous herewith or any Additional Agreement, except those expressly stated herein or therein.

12.10 Severability.  A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof.  The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

12.11 Construction of Certain Terms and References; Captions.  In this Agreement:

(a) References to particular sections and subsections, schedules, and exhibits not otherwise specified are cross-references to sections and subsections, schedules, and exhibits of this Agreement.

(b) The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement, and, unless the context requires otherwise, “party” means a party signatory hereto.

(c) Any use of the singular or plural, or the masculine, feminine, or neuter gender, includes the others, unless the context otherwise requires; “including” means “including without limitation;” “or” means “and/or;” “any” means “any one, more than one, or all;” and, unless otherwise specified, any financial or accounting term has the meaning of the term under United States generally accepted accounting principles as consistently applied heretofore by the Company.

(d) Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law includes any rule, regulation, ordinance, or the like promulgated thereunder, in each case, as amended, restated, supplemented, or otherwise modified from time to time.  Any reference to a numbered schedule means the same-numbered section of the disclosure schedule.

(e) If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice.  If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

(f) Captions are not a part of this Agreement, but are included for convenience, only.

(g) For the avoidance of any doubt, all references in this Agreement to “the knowledge or best knowledge of the Company” or similar terms shall be deemed to include the actual or constructive (e.g., implied by Law) knowledge of the Manager of the Company.

12.12 Further Assurances.  Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

12.13 Third Party Beneficiaries.  Neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto.

12.14 IN WITNESS WHEREOF, the Surviving Entity, the Company, and the Nukkleus Inc. have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SURVIVING ENTITY: By: John Nettlefold, Director, CEO COMPANY: NUKKLEUS INC.: By: John Nettlefold, Director, CEO